Exhibit 23.2

Consent of the Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (No. 333-257199) on Form S-8 of our report dated March 7, 2022, with respect to the consolidated financial statements of UAS Drone Corp.

/s/ Halperin Ilanit
Certified Public Accountants (Isr.)

Tel Aviv, Israel

March 24, 2023